EXHIBIT 99.1

For more information, contact:

Macromedia

Eileen Stanley

415 252 4035

estanley@macromedia.com

Macromedia (Nasdaq: MACR)

Summary Financial Results

(in millions, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2003	2002	2003	2002
Net Revenues	$94.8	$83.2	$267.8	$253.3
Net income (loss) per diluted share – GAAP	$0.15	$0.14	$0.39	$(0.09)
Net income per diluted share – pro forma	$0.18	$0.14	$0.44	$0.27

Macromedia Reports Third Quarter Fiscal Year 2004 Results

SAN FRANCISCO - January 21, 2004 - Macromedia (Nasdaq: MACR) today announced its third quarter fiscal year 2004 financial results. Net revenues for the three months ended December 31, 2003 were $94.8 million, compared with net revenues of $83.2 million reported in the comparable period a year ago. Net income for the three months ended December 31, 2003 was $10.3 million or $0.15 per diluted share, compared to net income of $8.3 million or $0.14 per diluted share for the comparable period a year ago. Pro forma net income for the third quarter of fiscal year 2004 was $12.9 million or $0.18 per diluted share, compared to pro forma net income of $8.6 million or $0.14 per diluted share for the comparable period a year ago.

“Our good results this quarter were a function of a number of positive developments, including: successful international launches of the MX 2004 products; accelerated growth in new product lines such as Breeze, Contribute, and mobile; increased effectiveness of our expanding direct sales force; and strong growth in international markets, particularly Asia and Europe,” said Rob

Burgess, chairman and CEO, Macromedia. “I’m quite pleased that we finished the calendar year with such solid results across the board.”

Business Initiatives Update

During the quarter ended December 31, 2003, Macromedia continued to advance its agenda in its three key markets of design/development, information convenience, and mobile solutions. Macromedia saw substantial increases in the number, size, and strategic value of deals from the worldwide field organization.

Macromedia also completed its acquisition of eHelp Corporation in December, bringing new versions of RoboHelp® and RoboInfo® to market this week while smoothly maintaining the existing business, integrating processes, and exploring synergies for future opportunities.

Design/Development

Macromedia made major progress in the design/development market in the December quarter. The Company:

•	Saw successful launches of the MX 2004 products across Europe, Latin America, and Japan;
•	Announced in January that the newest MX 2004 product, Director® MX 2004, which includes DVD-video playback, JavaScript support, and Macromedia® Flash™ integration, will ship in the coming weeks;
•	Held the highly successful MAX developer conference, which more than 2,000 customers attended in November; and
•	Previewed Macromedia Flex™, a server solution for programmers to develop in Flash, which is expected to ship in the first half of calendar year 2004.

Information Convenience

The information convenience solutions gained significant traction this past quarter. Macromedia:

•	Saw Breeze™ bookings more than double sequentially, fueled by positive references and increased global sales activities;

•	Reported strong improvements in Macromedia Contribute™, with 32 percent sequential growth from last quarter and an increase in volume deployments;
•	Formed a partnership with Affinity Internet that combines Contribute 2 with website hosting services to further help reach the small business market; and
•	Delivered a developer release of Macromedia Central™ and announced that it is working with America Online to enable Flash developers to build Central applications that take advantage of presence and other instant messaging features found in the AOL Instant Messenger and ICQ services.

Mobile

There were also advancements in mobile initiatives this quarter:

•	There were nine partnership deals signed to embed Flash into devices, with particular strength in Asia and Japan. Partner companies include Samsung, Inventec, Essnet, HUMAX, Parker Hannifin, and Tcom.
•	In early January, Macromedia announced the appointment of Juha Christensen as president of its mobile and devices business unit. An industry leader, Christensen previously served as corporate vice president of the mobile devices division at Microsoft Corporation, and also co-founded Symbian Ltd., whose cross-vendor operating system is emerging as an industry standard.
•	NTT DoCoMo unveiled their latest 3G FOMA phones, the 900i series, which all use Flash Lite and are set to ship in early 2004.

Business Outlook – Fourth Quarter Fiscal Year 2004

For the quarter ending March 31, 2004, Macromedia expects net revenues to be in the range of $92 to $98 million, with pro forma gross margins in the 90 to 91 percent range, and a pro forma operating profit margin between 10 and 15 percent. For the fiscal year ending March 31, 2004, the Company expects net revenues to increase from the previous fiscal year by 5 to 10 percent, and expects to deliver a pro forma operating profit margin of between 10 and 15 percent. These forward looking statements are subject to risks and uncertainties discussed below; therefore, actual results may differ materially from such forward-looking statements.

Pro Forma Results

Macromedia’s pro forma results for the three and nine months ended December 31, 2003 and 2002 differ from results reported under U.S. GAAP due to adjustments for the following items reported in its condensed consolidated results from operations:

•	Non-cash charges for:
•	The amortization of deferred stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant;
•	The amortization and impairments of acquired developed technology and intangible assets;
•	The write off of in-process research and development related to the acquisition of eHelp;
•	Gains and losses on cost-basis and available-for-sale equity investments as well as a gain on the sale of acquired technology;
•	Litigation charges and settlements included in Other income.

Pro forma results for the three and nine months ended December 31, 2003 and 2002 reflect an assumed tax rate of 20 percent. See the attached financial table for a reconciliation of GAAP and pro forma results.

Conference Call

Macromedia’s third quarter fiscal year 2004 financial results teleconference is scheduled to begin at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time on Wednesday, January 21, 2004. In addition to the teleconference, a Macromedia Breeze presentation will be available on our website before the teleconference begins. To access the presentation, please visit http://www.macromedia.com/MACR/. After the conclusion of the teleconference, a replay of the conference call will be available on the Company’s website.

About Macromedia

Experience matters. Macromedia is motivated by the belief that great experiences build great businesses. Our software empowers millions of business users, developers, and designers to create and deliver effective, compelling and memorable experiences – on the Internet, on fixed media, on wireless, and on digital devices.

Cautionary Note about Forward Looking Statements

Matters discussed in this news release may be considered forward looking statements, including those under the heading “Business Outlook” that relate to expected future financial results which involve risks and uncertainties. Such risks and uncertainties include those related to customer acceptance of new products and services and new versions of existing products, risks associated with integration of acquired products and technologies, the risk of adequately evolving our internal systems and processes in a dynamic business environment, the risk of delays in product development and release dates, new regulations and other legislative actions that may materially increase the cost of compliance and doing business, risks associated with participating in international markets, including, but not limited to, foreign policies, market instability, and regulations in the applicable foreign countries, the impact of competition, the economic condition in the domestic and significant international markets in which the Company operates, dependence on the growth of the Internet, quarterly fluctuations of the operating results, the dependence on distributors and risks of product returns, risk associated with potential litigation and intellectual property ownership claims against the Company and others in the industry, volatility of the Company’s stock and other risks detailed from time to time in the Company’s filings with the SEC, including without limitation, its annual report on Form 10-K for the fiscal year ended March 31, 2003, and its quarterly reports on Form 10-Q, as they may be updated or amended with future filings. The actual results the Company achieves may differ materially from any forward looking statements due to such risks and uncertainties.

NOTE: Macromedia, the Macromedia logo, Macromedia Breeze, Macromedia Central, Macromedia Contribute, Director, Macromedia Flash, Macromedia Flex, RoboHelp, and RoboInfo are trademarks or registered trademarks of Macromedia, Inc., which may be registered in the United States and internationally. Other product or service names mentioned herein are the trademarks of their respective owners.

MACROMEDIA, INC. Condensed Consolidated Statements of Operations Impact of Pro Forma Adjustments on Reported Net Income (In thousands, except per share data) (unaudited)

	Three months ended December 31, 2003				Three months ended December 31, 2002
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$94,845	$—		$94,845	$83,159	$—		$83,159
Cost of revenues:
Cost of net revenues	7,639	—		7,639	8,700	(13	) (A)	8,687
Amortization of acquired developed technology	405	(405	) (B)	—	167	(167	) (B)	—

Total cost of revenues	8,044	(405)		7,639	8,867	(180)		8,687

Gross profit	86,801	405		87,206	74,292	180		74,472

Operating expenses:
Sales and marketing	41,101	—		41,101	36,046	(36	) (A)	36,010
Research and development	21,316	—		21,316	20,967	(27	) (A)	20,940
General and administrative	9,177	—		9,177	7,731	(8	) (A)	7,723
Amortization of intangible assets	266	(266	) (C)	—	247	(247	) (C)	—
Acquired in-process research and development	2,010	(2,010	) (D)	—	—	—		—

Total operating expenses	73,870	(2,276)		71,594	64,991	(318)		64,673

Operating income	12,931	2,681		15,612	9,301	498		9,799

Other income:
Interest income	939	—		939	1,021	—		1,021
Gain on investments and other, net	82	(82	) (E)	—	1,602	(1,602	) (E)	—
Litigation settlement	—	—		—	(2,500)	2,500	(F)	—
Other, net	(401)	—		(401)	(72)	—		(72)

Total other income	620	(82)		538	51	898		949

Income before income taxes	13,551	2,599		16,150	9,352	1,396		10,748
Provision for income taxes	(3,293)	63	(G)	(3,230)	(1,065)	(1,085	) (G)	(2,150)

Net income applicable to common stockholders	$10,258	$2,662		$12,920	$8,287	$311		$8,598

Net income per common share:
Basic	$0.16				$0.14
Diluted	$0.15			$0.18	$0.14			$0.14
Weighted average common shares outstanding used for basic and diluted income per common share:
Basic	64,910				60,330
Diluted	70,430			70,430	61,370			61,370

Gross Margin
Gross profit as a percentage of net revenues	92%			92%	89%			90%

Operating Margin
Operating income as a percentage of net revenues	14%			16%	11%			12%

Reclassifications

Historical amounts have been reclassified to conform to the current presentation and to reflect amortization of acquired developed technology as a component of cost of revenues.

Macromedia’s pro forma results for the three months ended December 31, 2003 and 2002 differ from results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated statements of operations:

(A)	Amortization of expense of non-cash stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant during the three months ended December 31, 2002.
(B)	Amortization expense of $405 for the three months ended December 31, 2003 and $167 for the three months ended December 31, 2002 related to acquired developed technology.
(C)	Amortization expense of $266 for the three months ended December 31, 2003 and $247 for the three months ended December 31, 2002 related to intangible assets.
(D)	Acquired in-process research and development of $2,010 for the three months ended December 31, 2003 related to the acquisition of eHelp Corporation in December 2003.
(E)	Cash gains from equity investments of $82 and $602 realized during the three months ended December 31, 2003 and 2002, respectively, resulting from the sale of an available-for-sale equity security and cash proceeds received from a privately-held equity investment. Also, includes a $1,000 gain on the sale of acquired technology recorded during the three months ended December 31, 2002.
(F)	Reimbursement obligation of $2,500 to an insurer of a securities litigation that was settled in fiscal year 2002.
(G)	Pro forma results for the three months ended December 31, 2003 and 2002 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC. Condensed Consolidated Statements of Operations Impact of Pro Forma Adjustments on Reported Net Income (Loss) (In thousands, except per share data) (unaudited)

	Nine months ended December 31, 2003				Nine months ended December 31, 2002
	GAAP	Adjustments		Pro Forma	GAAP	Adjustments		Pro Forma
Net revenues	$267,780	$—		$267,780	$253,319	$—		$253,319
Cost of revenues:
Cost of net revenues	22,703	—		22,703	27,882	(44	) (A)	27,838
Amortization and impairment of acquired developed technology	1,043	(1,043	) (B)	—	21,498	(21,498	) (B)	—

Total cost of revenues	23,746	(1,043)		22,703	49,380	(21,542)		27,838

Gross profit	244,034	1,043		245,077	203,939	21,542		225,481

Operating expenses:
Sales and marketing	113,975	—		113,975	108,916	(122	) (A)	108,794
Research and development	67,898	—		67,898	71,013	(89	) (A)	70,924
General and administrative	27,454	—		27,454	28,105	(26	) (A)	28,079
Amortization and impairment of intangible assets	760	(760	) (C)	—	2,960	(2,960	) (C)	—
Acquired in-process research and development	2,010	(2,010	) (D)	—	—	—		—

Total operating expenses	212,097	(2,770)		209,327	210,994	(3,197)		207,797

Operating income (loss)	31,937	3,813		35,750	(7,055)	24,739		17,684

Other income:
Interest income	2,671	—		2,671	3,259	—		3,259
Gain on investments and other, net	927	(927	) (E)	—	852	(852	) (E)	—
Litigation settlement	—	—		—	322	(322	) (F)	—
Other, net	(781)	—		(781)	(423)	—		(423)

Total other income	2,817	(927)		1,890	4,010	(1,174)		2,836

Income (loss) before income taxes	34,754	2,886		37,640	(3,045)	23,565		20,520
Provision for income taxes	(7,946)	419	(G)	(7,527)	(2,315)	(1,789	) (G)	(4,104)

Net income (loss) applicable to common stockholders	$26,808	$3,305		$30,113	$(5,360)	$21,776		$16,416

Net income (loss) per common share:
Basic	$0.42				$(0.09)
Diluted	$0.39			$0.44	$(0.09)			$0.27
Weighted average common shares outstanding used for basic and diluted income per common share:
Basic	63,270				59,980
Diluted	68,760			68,760	59,980			61,010

Gross Margin
Gross profit as a percentage of net revenues	91%			92%	81%			89%

Operating Margin
Operating income (loss) as a percentage of net revenues	12%			13%	(3)%			7%

Reclassifications

Historical amounts have been reclassified to conform to the current presentation and to reflect amortization and impairment of acquired developed technology as a component of cost of revenues.

Macromedia’s pro forma results for the nine months ended December 31, 2003 and 2002 differ from results reported under U.S. GAAP due to adjustments for the following items reported in its consolidated statements of operations:

(A)	Amortization expense of non-cash stock compensation resulting from the issuance of stock options to employees at an exercise price below the fair-market value on the date of grant during the nine months ended December 31, 2002.
(B)	Amortization expense of acquired developed technology of $1,043 for the nine months ended December 31, 2003 and amortization expense of acquired developed technology of $5,833 and an impairment charge of $15,665 for the nine months ended December 31, 2002 for acquired developed technology related to our fiscal year 2001 acquisition of Allaire Corporation.
(C)	Amortization expense of $760 for the nine months ended December 31, 2003 and amortization expense of $1,309 and an impairment charge of $1,651 related to intangible assets for the nine months ended December 31, 2002.
(D)	Acquired in-process research and development of $2,010 for the nine months ended December 31, 2003 related to the acquisition of eHelp Corporation in December 2003.
(E)	Cash gains on equity investments of $927 realized in the nine months ended December 31, 2003 and a net loss on equity investments of $148 recorded during the nine months ended December 31, 2002. Also, includes a gain of $1,000 recorded for the sale of acquired technology during nine months ended December 31, 2002.
(F)	The reversal of a previously-recorded litigation charge of $2,822 related to a patent infringement case, offset by a reimbursement obligation of $2,500 to an insurer of a securities litigation that was settled in fiscal year 2002.
(G)	Pro forma results for the nine months ended December 31, 2003 and 2002 reflect an assumed tax rate of 20 percent, reflecting U.S. federal and state income taxes and foreign taxes at rates other than U.S. statutory rates.

MACROMEDIA, INC. Condensed Consolidated Balance Sheets (In thousands) (unaudited)

	December 31, 2003	March 31, 2003
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$263,122	$215,586
Accounts receivable, net	37,225	27,610
Prepaid expenses and other current assets	24,731	13,546
Deferred income taxes	10,314	10,314

Total current assets	335,392	267,056
Property and equipment, net	46,352	34,856
Goodwill and other intangible assets, net	256,495	205,918
Other non-current assets	25,526	19,593

Total assets	$663,765	$527,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,875	$6,714
Accrued liabilities and income taxes payable	75,533	49,735
Accrued restructuring	7,781	11,024
Deferred revenues	37,505	33,916

Total current liabilities	125,694	101,389
Accrued restructuring, non-current	13,131	20,064
Other non-current liabilities	6,360	6,440

Total liabilities	145,185	127,893

Total stockholders’ equity	518,580	399,530

Total liabilities and stockholders’ equity	$663,765	$527,423